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EXHIBIT 99.1

Q1 2006 Revenue Guidance...+47%... Record Quarterly Revenue $11.1
Million...Increased Demand Realized...

New York, New York-- (BUSINESS WIRE) -- April 18, 2006 -- Zanett, Inc. ("Zanett") (NASDAQ: ZANE - News), a leading information technology consulting firm, raised its first-quarter revenue outlook due to growing demand and new clients. Revenue guidance for Q1 2006 is expected to reach $11.1 million, a 47% increase over the $7.5 million registered in Q1 2005. Zanett anticipates its 2006 first quarter 10-Q to be filed by May 15th. Further and complete financial details will be available in the 10-Q.

A Great Start To A Promising Year

"Q1 was a great start to a promising year, as we continued to see accelerating demand for our services and solutions," said Mr. Ken DeRobertis, CFO of Zanett. "We are winning impressive new blue chip clients, broadening our solutions and services portfolio, and leveraging our increased scale to drive market and operating efficiencies. We remain excited about our prospects for continued high and profitable growth throughout 2006.

Q1 Highlights

     o   Increased client demand

     o   Highest revenues and cash flows in Zanett history

     o   Core services business continued to experience strong organic growth

About Zanett, Inc. (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Government Solutions and Commercial Solutions.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, and Denver. Founded in 2000, Zanett is listed on the NASDAQ Capital Market under the symbol ZANE.
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Forward-Looking Statements

Certain statements in this news release regarding projected results of operations, or projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, and any and all future expectation, and plans for future activities may and should be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett currently is considering, but in reality may or may no in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

Circumstances do change, and if and when the landscape changes, Zanett shall endeavor to remain as flexible as possible, and adjust its strategy accordingly. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The abovementioned listings of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2005 and its Quarterly Report on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005 and September 30, 2005.

Zanett Oracle Solutions

Neither Zanett, Inc. nor Zanett Oracle Solutions is a part of, a division of, nor a subsidiary of, nor in any other manner connected with, Oracle, Inc, and no implication is made what-so-ever to suggest as such.


Contact:

BPC Financial Marketing
John Baldissera, 800-368-1217